HealthEquity Announces Fiscal Year 2027 Outlook
Presentation at J.P. Morgan Healthcare Conference

Draper, Utah – (GLOBE NEWSWIRE) – January 12, 2026 – HealthEquity, Inc. (NASDAQ: HQY) (“HealthEquity” or the “Company”), the nation’s largest health savings account (“HSA") custodian by number of accounts and leading provider of complimentary consumer-directed benefits (“CDBs”), today announced its initial outlook for its fiscal year ending January 31, 2027 and reaffirmed previously provided guidance for its fiscal year ending January 31, 2026.
For the fiscal year ending January 31, 2027, management expects revenues in the range of $1.38 billion to $1.41 billion with Adjusted EBITDA margin of 43.8% to 44.3% and a yield on HSA Cash of approximately 3.75%.
“Today, we issued our initial fiscal 2027 outlook, reflecting the progress we’ve made strengthening HealthEquity’s foundation and building momentum as a scaled platform," said Scott Cutler, President and CEO of HealthEquity. "Over the past year, we’ve modernized the business, raising the bar on security and trust, accelerating the digital experience, and driving engagement, so the model compounds over time. Healthcare affordability is a structural challenge, making HSAs increasingly central to how Americans finance care. With our scale and an ecosystem of 200+ integrated Network Partners, including health and retirement plan partners, brokers and benefit advisors, we believe HealthEquity is positioned to drive durable growth and create long-term value for shareholders."
HealthEquity will discuss these estimates and expectations for its fiscal 2027 during a presentation by Scott Cutler, President and CEO, Steve Neeleman, Vice Chair and Founder and James Lucania, EVP and CFO, at the 44th Annual J.P. Morgan Healthcare Conference on Tuesday, January 13, 2026, at 3:00 pm Pacific Time in the Union Square Room of the St. Francis Hotel.
An audio webcast of the presentation along with a copy of the presentation slides will be available and archived on HealthEquity’s investor relations website at http://ir.healthequity.com.

About HealthEquity
HealthEquity and its subsidiaries provide HSAs and other consumer-directed benefits for more than 17 million accounts in partnership with employers, benefits advisors, and health and retirement plan providers who share our mission to save and improve lives by empowering healthcare consumers. For more information, visit www.healthequity.com.
Non-GAAP financial information
A reconciliation of our Adjusted EBITDA outlook for the fiscal year ending January 31, 2027 to net income, its most directly comparable GAAP measure, is not included, because our net income outlook for this future period is not available without unreasonable efforts as we are unable to predict certain significant items excluded from this non-GAAP measure, such as stock-based compensation expense and income tax provision.
Forward-looking statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding our New HSAs from Sales, HSA Assets, Total Accounts, industry, business strategy, plans, goals and expectations concerning our markets and market position, product expansion, future operations, expenses and other results of operations, revenue, margins, profitability, acquisition synergies, future efficiencies, tax rates, capital expenditures, liquidity and capital resources and other financial and operating information. When used in this discussion, the words “may,” “believes,” “intends,” “seeks,” “aims,” “anticipates,” “plans,” “estimates,” “expects,” “should,” “assumes,” “continues,” “could,” “will,” “future” and the negative of these or similar terms and phrases are intended to identify forward-looking statements in this press release.
Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Although we believe the expectations reflected in the forward-looking statements are reasonable, we can give you no assurance these expectations will prove to be correct. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. Actual events, results and outcomes may differ materially from our expectations due to a variety of known and unknown risks, uncertainties and other factors. Although it is not possible to identify all of these risks and factors, they include, among others, risks related to the following:
•our ability to adequately place and safeguard our custodial assets, or the failure of any of our depository or insurance company partners;
•our ability to compete effectively in a rapidly evolving healthcare and benefits administration industry;
•our dependence on the continued availability and benefits of tax-advantaged HSAs and other CDBs;
•the impact of fraudulent account activity involving our member accounts or our third-party service providers on our reputation and financial results;
•our ability to successfully identify, acquire and integrate additional portfolio purchases or acquisition targets;
•the significant competition we face and may face in the future, including from those with greater resources than us;
•our reliance on the availability and performance of our technology and communications systems;
•potential future cybersecurity breaches of our technology and communications systems and other data interruptions, including resulting costs and liabilities, reputational damage and loss of business;
•the current uncertain healthcare environment, including changes in healthcare programs and expenditures and related regulations;
•our ability to comply with current and future privacy, healthcare, tax, ERISA, investment adviser and other laws applicable to our business;
•our reliance on partners and third-party vendors for distribution and important services;
•our ability to develop and implement updated features for our technology platforms and communications systems; and
•our reliance on our management team and key team members.
For a detailed discussion of these and other risk factors, please refer to the risks detailed in our filings with the Securities and Exchange Commission, including, without limitation, our Annual Report on Form 10-K for the fiscal year ended January 31, 2025, and subsequent periodic and current reports. Past performance is not necessarily indicative of future results. We undertake no intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

Investor Relations Contact:
Richard Putnam
801-727-1000
rputnam@healthequity.com